UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC, 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934
Date of report (date of earliest event reported:   August 7, 2015)

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INNOPHOS HOLDINGS, INC.
(exact  names of registrants as specified on their charters)

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Delaware (states or other jurisdictions of incorporation)	001-33124 (Commission File numbers)	20-1380758 (IRS Employer Identification Nos.)
259 Prospect Plains Road
Cranbury, New Jersey  08512
(Address of Principal Executive Officer, including Zip Code)

(609) 495-2495
(Registrants' Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
On August 7, 2015, the Registrant, its wholly owned subsidiaries Innophos Investments Holdings, Inc. and Innophos, Inc., as Subsidiary Borrowers, and its wholly owned subsidiaries Innophos Nutrition, Inc., and Woody IV, LLC, as Guarantors (each a “Company” and collectively, the “Companies”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with a group of lenders (collectively, the “Lenders”) including Wells Fargo Bank, National Association, as administrative agent. The Second Amendment amends that certain Amended and Restated Credit Agreement, dated as of December 21, 2012 (as amended, the “Credit Agreement”), between the Companies and the Lenders.

The Second Amendment deletes certain financial requirements that the Companies previously had to satisfy in order to make certain Restricted Payments (as defined in the Credit Agreement). Specifically, the Second Amendment eliminates the Companies’ need to comply with a specified pro forma Senior Leverage Ratio (as defined in the Credit Agreement) in order to make certain Restricted Payments, while still retaining the requirement that the Companies comply with a specified Total Leverage Ratio (as defined in the Credit Agreement) and Fixed Charge Coverage Ratio (as defined in the Credit Agreement) as the sole debt ratio tests with regard to certain Restricted Payments. The Second Amendment also eliminates the requirement that the Companies maintain a pro forma $25 million Accessible Borrowing Availability (as defined in the Credit Agreement) (after giving effect to certain dividend payments to shareholders) for certain Restricted Payments, provided that the Companies do not pay more than $60 million in regular quarterly dividend payments each year.

As of the close of the last reporting period under the Credit Agreement (June 30, 2015), the Registrant’s Total Leverage Ratio calculated in accordance with the Credit Agreement was 1.89 which satisfied the 3.0:1.0 limit for the Total Leverage Ratio in the Credit Agreement.

The above summary description is qualified in its entirety by the full text of the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference in response to this item.

Exhibit No.	Description

99.1
Second Amendment to Credit Agreement dated August 7, 2015 between Registrant, the Subsidiary Borrowers and Guarantors, and a group of Lenders, including Wells Fargo Bank, National Association, as administrative agent.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INNOPHOS HOLDINGS, INC.

Dated:	August 7, 2015	By:	/s/ Robert Harrer
		Name:	Robert Harrer
		Title:	Vice President and Chief Financial Officer